UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 26, 2008

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2008, Earl Shapiro, who has served as a member of the Board of Directors of KapStone Paper and Packaging Corporation since October 2007 and who had been nominated for re-election as a Class B Director to the Board at the annual meeting of KapStone stockholders to be held on May 29, 2008, passed away.

Item 8.01               Other Events

The annual meeting of KapStone stockholders will be held on May 29, 2008.  The Board has decided not to pursue a substitute nominee for Mr. Shapiro for election at the annual meeting.  Accordingly, only the two remaining Class B Directors nominees, Matthew Kaplan and John M. Chapman, will stand for re-election at the annual meeting.

Proxies previously submitted for the annual meeting continue to be valid.  Unless withdrawn, such proxies will be voted in accordance with their instructions.  Proxies voted in favor of the Board’s nominees for election as director, and not withdrawn, will be voted for Mr. Kaplan and Mr. Chapman.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2008

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name:	Roger W. Stone
Title:	Chief Executive Officer